   As filed with the Securities and Exchange Commission on December 29, 1999

                                                     File No. 333-______________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                          RENAISSANCE WORLDWIDE, INC.

            (Exact name of registrant as specified in its charter)

            Massachusetts                                04-2920563
    (State or other jurisdiction                      (I.R.S. Employer
  of incorporation or organization)                  Identification No.)


                               52 Second Avenue
                         Waltham, Massachusetts 02451
         (Address of principal executive offices, including zip code)

                       1996 Employee Stock Purchase Plan
                           1998 Directors Stock Plan

                          ___________________________
                            (Full title of the plan)

                            Richard L. Bugley, Esq.
                                General Counsel
                          Renaissance Worldwide, Inc.
                               52 Second Avenue
                         Waltham, Massachusetts 02451
                                (781) 290-3037

                ______________________________________________
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
    Title Of                             Proposed Maximum      Proposed Maximum       Amount Of
 Securities To        Amount To Be      Offering Price Per    Aggregate Offering     Registration
 Be Registered         Registered            Share (1)             Price (1)             Fee
--------------------------------------------------------------------------------------------------
  Common Stock,
  No Par Value       720,000 shares          $6.3281              $4,556,232           $1,202.85
==================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Common Stock, no par value, reported on the NASDAQ National Market on December 22, 1999.

                          Exhibit Index on Page II-5
                              Page 1 of 11 Pages.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         Renaissance Worldwide, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1998 as filed with the Securities and Exchange Commission (the "Commission") on March 26, 1999.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 27, 1999, June 26, 1999 and September 25, 1999 filed with the Commission on May 11, 1999, August 10, 1999 and November 9, 1999, respectively.

         (c) The description of the Company's Common Stock contained in its registration statement on Form 8-A, File No. 0-28192.

         All documents subsequently filed by the Registrant or the Plan pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Massachusetts General Laws, Chapter 156B, Section 67, empowers a Massachusetts corporation to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as such with respect to another corporation or other entity at the request of such corporation, unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the Company. The Company's Restated Articles of Organization, as amended and restated, contains provisions that require the Company to indemnify its directors and officers to the fullest extent permitted by Massachusetts law.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         Exhibit

         4.1 Restated Articles of Organization of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333-19991).

         4.2 Articles of Amendment to Restated Articles of Organization as filed in Massachusetts on July 30, 1997 (incorporated by reference to Exhibit 3.3 of the Registrant's Report on Form 10-K for the transition period from June 28, 1997 to December 27, 1997, File No. 0-28192).

         4.3 Articles of Amendment to Restated Articles of Organization as filed in Massachusetts on January 8, 1998 (incorporated by reference to Exhibit 3.4 of the Registrant's Report on Form 10-K for the transition period from June 28, 1997 to December 27, 1997, File No. 0-28192).

         4.4 Second Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.5 of the Registrant's Report on Form 10-K for the transition period from June 28, 1997 to December 27, 1997, File No. 0-28192).

         5    Opinion of Ropes & Gray.

         23.1 Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Deloitte & Touche LLP.

         23.3 Consent of Katch, Tyson & Company.

         23.4 Consent of Goldstein Golub Kessler LLP.

         23.5 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

         24   Power of Attorney (included on Signature Page).

Item 9.  Undertakings.
         ------------

         (a)   The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that
                                                    --------  -------
         paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on this 28th day of December, 1999.

                                    RENAISSANCE WORLDWIDE, INC.



                                    By:   /s/ G. Drew Conway
                                       ---------------------------------
                                       Name:  G. Drew Conway
                                       Title: Chairman and Chief Executive
                                              Officer


                               POWER OF ATTORNEY
                               -----------------

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes G. Drew Conway, Richard L. Bugley and Keith F. Higgins, and each of them singly, his or her true and lawful attorneys with full power to them, and each of them singly, to sign for him or her and in his or her name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he or she hereby ratifies and confirms his or her signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

Signature                 Capacity in Which Signed          Date
-----------               ------------------------          ----

/s/ G. Drew Conway        Chairman and Chief Executive      August 3, 1999
----------------------
    G. Drew Conway        Officer

/s/ Joseph F. Pesce       Chief Financial Officer           August 3, 1999
----------------------
    Joseph F. Pesce       (Principal Financial Officer
                          and Principal Accounting
                          Officer)

/s/ Terry L. Hunter       Director                          August 3, 1999
----------------------
    Terry L. Hunter

/s/ Robert P. Badavas     Director                          August 3, 1999
----------------------
    Robert P. Badavas

/s/ Paul C. O'Brien       Director                          August 3, 1999
----------------------
    Paul C. O'Brien

                                 EXHIBIT INDEX


Number                Title of Exhibit                                                   Page
------                ----------------                                                   ----
4.1          Restated Articles of Organization of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration
             Statement on Form S-1, File No. 333-19991).

4.2 Articles of Amendment to Restated Articles of Organization as filed in Massachusetts on July 30, 1997 (incorporated by reference to Exhibit 3.3 of the Registrant's Report on Form 10-K for the transition period from June 28, 1997 to December 27, 1997, File
             No. 0-28192).

4.3 Articles of Amendment to Restated Articles of Organization as filed in Massachusetts on January 8, 1998 (incorporated by reference to Exhibit 3.4 of the Registrant's Report on Form 10-K for the transition period from June 28, 1997 to December 27, 1997, File No. 0-28192).

4.4 Second Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.5 of the Registrant's Report on Form 10-K for the transition period from June 28, 1997 to December 27, 1997, File No. 0-28192).

5            Opinion of Ropes & Gray.                                                     7

23.1         Consent of PricewaterhouseCoopers LLP.                                       8

23.2         Consent of Deloitte & Touche LLP.                                            9

23.3         Consent of Katch, Tyson & Company.                                          10

23.4         Consent of Goldstein Golub Kessler LLP.                                     11

23.5 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

24           Power of Attorney (included on Signature Page).
